                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              CARBO CERAMICS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                              CARBO CERAMICS INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

Notes:

                              CARBO CERAMICS INC.

                              -------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of Carbo Ceramics Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Carbo Ceramics Inc. will be held on Tuesday, April 15, 1997 at 9:00 A.M. Central Time, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas, for the following purposes:

  1. To elect five directors to serve until the 1998 Annual Meeting.

  2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

  3. To transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on March 19, 1997 are the only shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

                              By Order of the Board of Directors,



                              Paul G. Vitek
                              Secretary

Irving, Texas
March 20, 1997



                                   IMPORTANT

Whether or not you expect to attend the meeting, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                              CARBO CERAMICS INC.
                        600 East Las Colinas Boulevard
                                  Suite 1520
                             Irving, Texas  75039

                             --------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

  The enclosed proxy is solicited on behalf of the Board of Directors of Carbo Ceramics Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held on April 15, 1997 at 9:00 A.M local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

  The Company's principal executive offices are located at 600 East Las Colinas Boulevard, Suite 1520, Irving, Texas 75039. The telephone number at that address is (972) 401-0090.

  These proxy solicitation materials were mailed on or about March 20, 1997 to all shareholders entitled to vote at the Annual Meeting.


                INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

  Shareholders of record at the close of business on March 19, 1997 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 14,602,000 shares of the Company's Common Stock were issued and outstanding and entitled to be voted at the meeting.

REVOCABILITY OF PROXIES

  A shareholder giving a proxy pursuant to this solicitation may revoke it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

  Every shareholder is entitled to one vote for each share held with respect to each matter, including the election of directors, that comes before the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR all director nominees and FOR the ratification of Ernst & Young LLP as independent auditors. Broker non-votes and abstentions are not treated as votes cast or shares entitled to vote with respect to such proposals.

  The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain employees of the Company, without additional compensation, may use personal efforts, by telephone or otherwise, to obtain proxies.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Secretary of the Company no later than November 18, 1997, in order to be eligible for inclusion in the proxy soliciting materials relating to that meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 1, 1997, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

                                               SHARES BENEFICIALLY
                                                       OWNED
NAME AND ADDRESS                            -------------------------
OF BENEFICIAL OWNER                          NUMBER           PERCENT
-------------------                         ---------         -------
 William C. Morris                          6,002,000          41.10%
  100 Park Avenue
  New York, New York  10017

 Lewis L. Glucksman                         1,800,000          12.33%
  388 Greenwich Street
  New York, New York  10013

 Robert S. Rubin                            1,700,000          11.64%
  390 Greenwich Street
  New York, New York  10013

 William A. Griffin                           900,000           6.16%
  9753 Pinelake Drive
  Houston, Texas  77055

 George A. Weigers                            900,000           6.16%
  230 Bridge Street
  Vail, Colorado  80657

 FMR Corporation (1)                          839,100           5.75%
  82 Devonshire Street
  Boston, Massachusetts  02109

--------------------
(1) Based on Schedule 13G filed with the Securities and Exchange Commission as of December 31, 1996, FMR Corp. held sole dispositive power as to 839,100 shares and various persons shared the right to receive or the power to direct dividends from, or the proceeds from the sale of the shares.


  The following table sets forth the number of shares of Common Stock of the Company owned by each of the current directors and executive officers and by all directors and executive officers as a group as of March 1, 1997.

                                            AMOUNT AND NATURE OF
                                            BENEFICIAL OWNERSHIP
                                          -------------------------        PERCENT OF
                                          CURRENTLY     ACQUIRABLE         COMMON STOCK
                                            OWNED    WITHIN 60 DAYS     BENEFICIALLY OWNED
DIRECTORS                                   -----    --------------     -------------------
  William C. Morris                       6,002,000            0               41.10%
  Jesse P. Orsini                           640,000       62,500                4.79%
  William A. Griffin, Jr.                   900,000            0                6.16%
  Claude E. Cooke, Jr.                        1,500            0                   *
  John J. Murphy                              3,500            0                   *

OTHER EXECUTIVE OFFICERS

  Paul G. Vitek                                   0       27,500                   *
  Steven L. Cobb **                           3,000            0                   *
ALL OFFICERS AND DIRECTORS AS A GROUP     7,550,000       90,000               51.39%

*  Less than 1% of total shares outstanding
** Mr. Cobb resigned his employment with the Company in March 1997. The information set forth is based on Form 4 filings by Mr. Cobb prior to his resignation.

                             ELECTION OF DIRECTORS

NOMINEES

  A board of five directors is to be elected at the meeting. Each director elected to the board will hold office until the next Annual Meeting or until his successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

                                                       BUSINESS EXPERIENCE
                                                     DURING PAST 5 YEARS AND                         DIRECTOR
     NAME (AGE)                                         OTHER INFORMATION                              SINCE
     ----------                                         -----------------                              -----

William C. Morris (58)          Chairman of the Board of the Company; Chairman of the Board             1987
                                of J. & W. Seligman & Co., Incorporated (investment advisory firm); Chairman of the Board of Tri-Continental Corporation; and
                                Chairman of the Boards of the companies in the Seligman family of investment companies, all since 1988.  Director of Kerr-McGee
                                Corporation.

Jesse P. Orsini (56)            President and Chief Executive Officer of the Company.                   1987

William A. Griffin, Jr. (81)    Chairman of the Board, Emeritus, and former Chief Executive             1987
                                Officer of Daniel Industries, Inc. (producer of oil and gas measurement systems).

Claude E. Cooke, Jr. (67)       Partner, Hutcheson & Grundy LLP (law firm) since 1996; attorney         1996
                                with Pravel, Hewitt, Kimball & Krieger from 1990 to 1996; employed by Exxon Production Research Company from 1954 to 1986; the inventor of sintered bauxite, the original ceramic proppant.

John J. Murphy (65)             Chairman of the Board, Emeritus, Dresser Industries, Inc. (hydro-       1996
                                carbon energy products and services); Chairman and Chief Executive
                                Officer of Dresser Industries, Inc. from 1983 to 1995; President of Dresser Industries, Inc. from 1982 to 1992; Director of
                                Pepsi Co., Inc., NationsBank Corporation, Kerr-McGee Corporation
                                and W. R. Grace & Co.

          COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

  The Board of Directors met six times during the last fiscal year. The Board of Directors has Audit and Compensation committees each comprised of three members. The Board of Directors does not have a nominating committee.

  Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $4,000 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. The Chairman of the Board of Directors is paid $8,000 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. All directors are reimbursed for out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and its committees and otherwise in performing their duties as directors.

  The Audit Committee includes William C. Morris, Chairman, Claude E. Cooke and John J. Murphy. The Committee met once during the last fiscal year. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff.

  The Compensation Committee includes William C. Morris, Chairman, William A. Griffin and John J. Murphy. The committee met once during the last fiscal year. The Compensation Committee establishes policies relating to the compensation of executive officers and key management employees of the Company, reviews and acts upon the President and Chief Executive Officer's recommendations on incentive compensation awards and oversees the administration of the Company's stock option plan.


                            EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning annual and long-term compensation for the Company's Chief Executive Officer and executive officers whose total salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the year ended December 31, 1996:

                                          SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                                                                            LONG-TERM
                                                                                                           COMPENSATION
                                                                       ANNUAL COMPENSATION                   AWARDS
                                                         ---------------------------------------------------------------
                                                                                             OTHER      |   NUMBER OF   |
                                                                                             ANNUAL     |   SECURITIES  |
                                                                                            COMPEN-     |   UNDERLYING  |
     NAME AND PRINCIPAL POSITION                 YEAR          SALARY         BONUS (1)    SATION (2)   |    OPTIONS    |
--------------------------------------------------------------------------------------------------------|---------------|
                                                                                                        |               |
Jesse P. Orsini, Director, President and                                                                |               |
       Chief Executive Officer..............     1996         $223,067        $110,320      $13,817     |    250,000    |
                                                                                                        |               |
Paul G. Vitek, Vice President of  Finance,                                                              |               |
       Secretary and Treasurer..............     1996           84,000        115,000        13,817     |    110,000    |
                                                                                                        |               |
Steven L. Cobb, Former Vice President of                                                                |               |
       Marketing............................     1996           82,500        108,000        13,817     |    110,000    |

--------------------
(1) For Messrs. Vitek and Cobb, bonus consists of amounts payable under the Company's incentive compensation plan and includes a deferred bonus of $55,000 and $50,000, respectively, that may be forfeited to the Company under certain circumstances.
(2)  Consists of Company contributions to the Company's profit sharing plan.


  The following table sets forth certain information concerning options granted during 1996 to the named executives:


                                        INDIVIDUAL GRANTS (1)
------------------------------------------------------------------------------------------------------------
                                   NUMBER OF           % OF TOTAL
                                  SECURITIES         OPTIONS GRANTED         EXERCISE OR
                                  UNDERLYING         TO EMPLOYEES IN         BASE PRICE        EXPIRATION           GRANT DATE
        NAME                   OPTIONS GRANTED         FISCAL YEAR            PER SHARE           DATE           PRESENT VALUE (2)
-----------------------------------------------------------------------------------------------------------------------------------
Jesse P. Orsini                    250,000                35.71%               $17.00           4/26/2006           $1,377,500

Paul G. Vitek                      110,000                15.71%                17.00           4/26/2006              606,100

Steven L. Cobb                     110,000                15.71%                17.00           4/26/2006              606,100

--------------------
(1) All options become exercisable in four equal annual installments commencing on the first anniversary of the date of grant or earlier upon the change in control of the Company.
(2) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of .30, risk-free rate of return of 6.19%, dividend yield of 1.5%, and projected time of exercise of five years.

The following table presents the value of unexercised options held by the named executives at December 31, 1996:

                  NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                       UNDERLYING            IN-THE-MONEY
                  UNEXERCISED OPTIONS          OPTIONS
                   AT FISCAL YEAR-END     AT FISCAL YEAR-END
                   EXERCISABLE (E)/        EXERCISABLE (E)/
    NAME           UNEXERCISABLE (U)       UNEXERCISABLE (U)
--------------------------------------------------------------
Jesse P. Orsini        250,000 U            $1,000,000 U

Paul G. Vitek          110,000 U               440,000 U

Steven L. Cobb         110,000 U               440,000 U

  The Company has entered into an employment agreement with Mr. Orsini, which will expire on June 30, 2000 (the "Employment Term"), pursuant to which Mr. Orsini is employed as President and Chief Executive Officer of the Company. During the Employment Term, Mr. Orsini will receive an annual base salary of not less than $250,000 and an incentive bonus for each fiscal year (prorated for 1996 and 2000) equal to the sum of (a) 0.5% of the Company's earnings before interest and taxes for such fiscal year ("EBIT") up to $20,000,000, plus (b) 1.0% of EBIT between $20,000,000 and $25,000,000 plus (c) 2.0% of EBIT in excess of $25,000,000. Mr. Orsini will also be entitled to continue to participate in all benefit plans available to other executive officers of the Company during the Employment Term, other than the Company's Incentive Compensation Plan. In the event that Mr. Orsini's employment is terminated by the Company without cause during the Employment Term, Mr. Orsini will receive two years' base salary, payable in installments, and a prorated incentive bonus, any unvested stock options that he holds under the Company's stock option plan will vest immediately and all of his outstanding options under the Company's stock option plan will be exercisable for a period of 30 days following termination. In the event that Mr. Orsini's employment is terminated for any other reason, Mr. Orsini will receive his base salary earned to the date of termination and any earned but unused vacation and any stock options that he holds will terminate in accordance with the terms of the Company's stock option plan. In addition, in the event of Mr. Orsini's death or disability or if Mr. Orsini terminates his employment following a change in control of the Company, Mr. Orsini will receive a prorated incentive bonus for the year in which his employment terminates. The agreement also contains a five-year non-competition covenant that would become effective upon termination of Mr. Orsini's employment for any reason.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  COMPENSATION POLICY. The goal of the Company's compensation policy is to ensure that executive compensation is related to and supports the Company's overall objectives of improving profitability and enhancing shareholder value. To achieve this goal, the Compensation Committee has adopted the following guidelines to direct compensation decisions:

  . provide a competitive compensation package that enables the Company to attract and retain superior management personnel;

  .  relate compensation to the performance of the Company and the individual;

  . align employee objectives with the objectives of shareholders by encouraging executive stock ownership.

  ELEMENTS OF COMPENSATION. The Committee believes that the above objectives are best achieved by combining current and deferred cash compensation with equity based compensation. In 1996, the Company's compensation program for executive officers and other key managers consisted of (i) base salary; (ii) performance-based current and deferred bonuses based upon the Company's net income before tax; (iii) stock option grants under the Company's 1996 Stock Option Plan for Key Employees and (iv) matching contributions and discretionary contributions under the Company's Savings and Profit Sharing Plan.

  Base Salary. Executives' base salary levels are reviewed annually to determine whether they are near the median range for persons holding similar positions with companies that are engaged in similar businesses, are of a similar size and complexity or that would otherwise compete for the services of the Company's key managers and executive officers. It is the goal of the Compensation Committee to set salary ranges for the Company's executive officers at the 50th percentile when compared to these similar businesses. The Compensation Committee uses various salary surveys, prepared by independent compensation analysts, to determine the salary level that falls at the 50th percentile. Individual salaries are established within the salary range based on individual performance in the most recently completed twelve months. Base salaries for 1996 were established prior to the establishment of the Compensation Committee on July 9, 1996.

  Current and Deferred Bonuses. Since the inception of the Company, it has been management's objective to have a significant portion of key employee compensation performance-based. In order to achieve this objective the Company established the Carbo Ceramics Inc. Incentive Compensation Plan ("the Incentive Compensation Plan") that generates an incentive compensation "pool", the size of which is determined by the net income before tax that is generated by the Company annually. Upon its formation, the Compensation Committee reviewed and ratified the Incentive Compensation Plan.

  The President and Chief Executive Officer of the Company, who is not a participant in the Incentive Compensation Plan, recommends to the Compensation Committee a distribution of the pool among key employees, including executive officers, of the Company. Individual performance is the key factor considered by the President and Chief Executive Officer in determining the recommended distribution for each key employee and executive officer. In order to retain the services of key employees and executive officers, a substantial portion of the amount awarded under the Incentive Compensation Plan is paid on a deferred basis over a three year period and is subject to forfeiture if the executive's employment with the Company ceases for any reason other than death, permanent disability or normal retirement. In 1996, the portion of incentive compensation that was deferred was approximately 40%.

  Stock Options. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when executives are provided with an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees and executive officers of the Company are eligible to participate in the 1996 Stock Option Plan for Key Employees whereby they are granted options to purchase shares of the Company's Common Stock in the future at a price that is specified at the time of the grant. Stock options are granted with an exercise price of no less than the fair market value on the date of the grant and are exercisable in four equal annual installments beginning one year after the date of the grant.

  Individual stock option grants are determined based on individual and company performance. Stock options to purchase a total of 220,000 shares of the Company's Common Stock at a price of $17.00 per share were granted to executive officers, excluding the President and Chief Executive Officer, of the Company in 1996.

  CEO COMPENSATION. Jesse P. Orsini has been President and Chief Executive Officer of the Company since its inception in 1987. Mr. Orsini's compensation package has been designed to encourage short and long-term performance in line with shareholder interests. Mr. Orsini has an employment agreement with the Company that expires on June 30, 2000. Under the terms of the agreement, Mr. Orsini will receive an annual base salary of not less than $250,000 per year and an incentive bonus based on the net income before tax generated by the Company. In light of the existence of the employment agreement between the Company and Mr. Orsini, none of the incentive bonus earned under the terms of the agreement
is deferred.   In 1996, Mr. Orsini was granted options to purchase 250,000 shares of the Company's Common Stock at a price of $17.00 per share under the terms of the 1996 Stock Option Plan for Key Employees.

  The Compensation Committee believes that Mr. Orsini's total compensation is reflective of his position and responsibility and that he is paid comparably to chief executive officers of companies of similar size and complexity.


                                           Members of the Compensation Committee

                                                William C. Morris, Chairman
                                                William A. Griffin
                                                John J. Murphy

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS


  Consulting Agreement . Pursuant to a consulting agreement, William C. Morris provided certain consulting services to the Company (in addition to services provided in his capacity as Chairman of the Board of Directors), which focused on strategic planning and finance. The consulting agreement was terminated upon the execution of a definitive underwriting agreement relating to the initial public offering of the Company's Common Stock on April 22, 1996. Under the terms of the agreement, Mr. Morris received fees of $227,000 for the portion of 1996 during which the agreement was in effect.

  S Corporation Distributions. On April 19, 1996, prior to the initial public offering of the Company's Common Stock, the Company declared and paid a dividend of $26.8 million, in respect of previously taxed undistributed S Corporation earnings to shareholders of record on April 19, 1996 (Messrs. Glucksman, Griffin, Morris, Orsini, Rubin and Weigers). The distribution was paid in the form of promissory notes ("the Shareholder Notes"), bearing interest at a rate equal to the base rate of the Company's commercial bank loan plus 0.5% and due April 30, 2000. On April 19, 1996 the Company also declared a dividend in an amount equal to the amount of previously untaxed undistributed S Corporation earnings from the period January 1, 1996 until and including the date after the date on which the Company executed a definitive underwriting agreement in connection with the initial public offering of its Common Stock, payable within sixty days of such date to shareholders of record on such date. The definitive underwriting agreement was executed on April 22, 1996 and a dividend in the aggregate amount of $2.3 million was paid to the Company's original shareholders on June 24, 1996 in satisfaction of this obligation. On April 26, 1996 the Shareholder Notes were repaid. The total amount of the repayment was $26.9 million including interest expense of $45,600.

  Tax Indemnification Agreement. Prior to the completion of the initial public offering of the Company's Common Stock, the Company and its shareholders entered into a tax indemnification agreement (the "Tax Agreement"). Subject to certain limitations, the Tax Agreement generally provides that the Company will be indemnified by its six original shareholders on a pro rata basis, and the six original shareholders will be indemnified by the Company, for increases in taxes and certain other costs that result from a reallocation by a taxing authority of taxable income between the period in which the Company was taxed as an S Corporation and the period in which the Company was taxed as a C Corporation. The amount payable by the Company or an original shareholder with respect to a reallocation will be limited to the tax benefit derived by the Company or the shareholder, respectively, as a result of the reallocation.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


  Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

  Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.


                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

                            STOCK PERFORMANCE GRAPH


  The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Carbo Ceramics Inc. shareholders during the period beginning April 23, 1996, and ending December 31, 1996, as well as an overall stock market index (The Nasdaq Stock Market Total Return Index) and a peer group index (Oil and Gas Field Service Stocks, Source: Media General Financial Services):


                    [STOCK PERFORMANCE GRAPH APPEARS HERE]


                                                             OIL & GAS
                            NASDAQ    CARBO CREAMICS    FIELD SERVICE STOCKS
                            ------    --------------    --------------------
4/23....................... 100.00        100.00               100.00
Apr ....................... 102.08        117.82               100.00
May ....................... 106.76        131.52                97.02
June ...................... 101.95        120.56                97.72
July ......................  92.87        112.06                91.07
Aug .......................  98.08        103.13                97.00
Sep ....................... 105.58        110.00                99.32
Oct ....................... 104.43        109.04               112.97
Nov ....................... 110.90        112.49               117.82
Dec ....................... 110.77        115.94               116.77


  The stock performance graph assumes $100 was invested on April 23, 1996.



                                        By Order of the Board of Directors



                                        Paul G. Vitek
                                        Secretary

                                    (FRONT)



                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              CARBO CERAMICS INC.



     The undersigned hereby appoints Jesse P. Orsini and Paul G. Vitek, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Carbo Ceramics Inc. held of record by the undersigned on March 19, 1997 at the Annual Meeting of Shareholders to be held on April 15, 1997, or any adjournment or continuation thereof.


                           (Please See Reverse Side)

                                    (BACK)
                                                                                                      Please mark your
                                                                                                    vote as indicated in    X
                                                                                                        this example
1. To elect five Directors.                                     2. Proposal to ratify the       3. In their discretion to vote
      FOR all nominees           WITHHOLD                          appointment of Ernst &          upon such other
    listed below (except         AUTHORITY                         Young LLP, certified public     business as may properly
      as marked to the         to vote for                         accountants, as                 come before the
      contrary below)          all nominees                        independent auditors for the    meeting.
                               listed below                        fiscal year ending
                                                                   December 31, 1997.
                                                                   FOR  AGAINST ABSTAIN
           [_]                     [_]                             [_]    [_]     [_]

INSTRUCTIONS:  To withhold authority to vote for any
               -------------------------------------
individual nominee, strike a line through the nominee's
-------------------------------------------------------
name in the list below:
-----------------------

Claude E. Cooke, Jr.                                                            The Board of Directors recommends that you vote
William A. Griffin, Jr.                                                         FOR the nominees and the proposal listed above.
William C. Morris                                                               This proxy when properly executed will be voted
John I Murphy                                                                   in the manner directed herein by the undersigned
Jesse P. Orsini                                                                 shareholder. If no direction is given, this proxy
                                                                                will be voted FOR the nominees and the proposal.

                                                                                DATED:_____________________________________ 1997.

                                                                                ________________________________________________
                                                                                            (SIGNATURE OF SHAREHOLDER)


                                                                                ________________________________________________
                                                                                             (SIGNATURE IF HELD JOINTLY)

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY
PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.